UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2014

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Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	0-27248	95-3133814
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1831 Michael Faraday Drive
Reston, Virginia 20190
(Address of principal executive offices)

(703) 709-9119
(Registrant’s Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2014, Learning Tree International, Inc. (the “Company”) appointed Gregory L. Adams, P. Eng. as its Chief Operating Officer, effective immediately. Mr. Adams has been serving as Senior Vice President, Instructor Relations and Quality for the Company’s wholly-owned subsidiary, Learning Tree International USA, Inc. (“Learning Tree USA”), since November 2013.

Mr. Adams, age 66, has over 40 years of professional experience including directing and managing various facets of customer satisfaction and consulting, software architecture, design and development for public and private companies ranging in size from start-ups to $14 billion in sales. Mr. Adams joined Learning Tree USA in November 2013 as its Vice President, North America Instructor Relations and then later became Senior Vice President, Instructor Relations and Quality in April 2014. From 1995 to 2013, Mr. Adams was an Independent Consultant, Learning Tree Instructor and a Learning Tree course author. Prior to joining the Company, from 1986 to 1995 Mr. Adams was a Co-Founder, Vice-President and President of International Digital Scientific Inc., a technology consulting company that provided system migration and modernization services to companies that included many Fortune 500 clients.

In connection with the appointment of Mr. Adams as Chief Operating Officer, the Company and Mr. Adams entered into a new Employment Agreement, dated November 06, 2014 (the “2014 Employment Agreement”), which replaces Mr. Adams’ existing Employment Agreement, dated November 11, 2013, with Learning Tree USA. Pursuant to the terms of the 2014 Employment Agreement, Mr. Adams will receive an annual salary of $275,000. The 2014 Employment Agreement provides that Mr. Adams’s employment with the Company is “at-will”. In addition, the 2014 Employment Agreement provides that Mr. Adams will not, during his employment or at any time thereafter, disclose any confidential and proprietary information about the Company. The terms of the 2014 Employment Agreement also provide that Mr. Adams will not for a period of two years (i) disclose the names, addresses or any other information pertaining to the Company’s customers, (ii) call on, solicit, or attempt to take away or do business with any customers of the Company, either for himself or for any other person, firm or corporation in competition with the Company or (iii) solicit or hire any person or entity who is an employee or subcontractor of the Company. The foregoing summary of the 2014 Employment Agreement is qualified in its entirety by reference to the full text of the 2014 Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein. In addition, Mr. Adams will be eligible to participate in the Company’s Corporate Management Incentive Plan with an at-target incentive compensation equal to 20% of his annual base salary.

There is no arrangement or understanding, other than the 2014 Employment Agreement, between Mr. Adams and any other person pursuant to which Mr. Adams has been selected an officer of the Company. Other than his compensation arrangements for prior service as a course instructor and author for the Company, Mr. Adams has not engaged in any transaction exceeding $120,000 with the Company and does not have a family relationship with any director or executive officer of the Company.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2014, the Board of Directors adopted an amendment to Article IV, Section 4 of the Company’s Bylaws, as amended (the “Bylaws”), to provide that the Company’s President no longer must also serve as the Chief Operating Officer of the Company (the “Amendment”). The Amendment became immediately effective on November 3, 2014.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

   No.

3.2	Bylaws of Learning Tree International, Inc., as amended on November 3, 2014

10.1	Employment Agreement by and between Learning Tree International, Inc. and Gregory L. Adams dated November 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2014	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ MAX SHEVITZ
Max Shevitz
President